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                                                                    Exhibit 10.9
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WEIRTON
STEEL CORPORATION

Mr. Richard K. Riederer
741 Chestnut Road
Sewickley, PA 15143

Dear Mr. Riederer:

This letter is intended to evidence a revision of Weirton Steel Corporation's ("Weirton") contractual agreement with you under its Senior Supplemental Executive Retirement Program ("SERP").

In relation to your Target Benefit and Accrued Target Benefit under SERP Sections 5.1 and 5.2, respectively, 7% shall be substituted for 3.3%, and 70% shall be substituted for 55%. In all other respects, your rights and obligations under the SERP will be applied in accordance with the SERP's terms, with one exception.

The revision is effective as of November 16, 1995, but applies to all your years of benefit service with Weirton. Thus, Weirton will make available to you a catch-up payment to cover your pre-November, 1995 benefit service at the time of the 1996 SERP payments. This catch-up payment amount will be calculated by the SERP's actuary based on the SERP's normal assumptions and will be covered by the tax gross-up provisions of the SERP.

Please sign, date and return the original of this letter where indicated below to evidence your agreement with these terms and return it to me. A signed copy of this letter is enclosed for your records.

Very truly yours,

/s/ WILLIAM R. KIEFER
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William R. Kiefer
Vice President-Law

Agreed to this 24 day of December, 1996, effective as of my date of hire by Weirton Steel Corporation.

/s/ RICHARD K. RIEDERER                                        12/24/96
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Richard K. Riederer                                   Date